DISTRIBUTION AGREEMENT

         Distribution Agreement dated as of the 29th day of November, 1996 among TUCKER ANTHONY INCORPORATED, a corporation organized under the laws of the Commonwealth of Massachusetts, FREEDOM DISTRIBUTORS CORPORATION, a corporation organized under the laws of the Commonwealth of Massachusetts, and SUTRO & CO., INCORPORATED, a corporation organized under the laws of the State of Nevada, (sometimes herein referred to collectively as "Distributor"), and FREEDOM MUTUAL FUND, a Massachusetts business trust having a place of business at One Beacon Street, Boston, Massachusetts (sometimes herein referred to as "the Trust") which proposes to offer shares of beneficial interest in different series representing interests in different portfolios of assets (each series being referred to herein as a " Fund").

                                   WITNESSETH:

          In consideration of the agreements herein contained and for other good
and  valuable  consideration,   receipt  and  sufficiency  of  which  is  hereby
acknowledged by the parties, it is agreed:

          1. Appointment of Distributor. The Trust hereby appoints the Distributor as its exclusive agent to sell and distribute shares of each Fund of the Trust then in existence at the offering price thereof as from time to time determined in the manner herein provided. The Distributor hereby accepts such appointment and agrees during the term of this Distribution Agreement to provide the services and to assume the obligations herein set forth without compensation.

          2. Basis of Sale of Shares. Distributor does not agree to sell any specific number of shares. Shares will be sold by Distributor as agent for the Trust only against orders therefor. Distributor will not purchase shares from anyone other than the Trust except as agent for the Trust, and Distributor will not take "short" positions in shares of the Trust.

          3. Offering Price. The offering price for shares of any Fund of the Trust shall be the "net asset value per share" for that Fund determined in accordance with the Agreement and Declaration of Trust of the Trust. The net asset value per share for each Fund shall be determined at such time and on such days as are established by the Board of Trustees of the Trust from time to time.

          4. Manner of Offering. Distributor will conform to the securities laws of any jurisdiction in which it sells, directly or indirectly, any shares. Distributor also agrees to furnish to the Trust sufficient copies of any agreements, plans or sales literature it intends to use in connection with any sales of shares in adequate time for the Trust to file and clear them with the proper authorities before they are put in use, and not to use them until so filed and cleared.

          5. Allocation of Expenses

          (a) The Trust, either directly or through its investment adviser, will be responsible for, and shall pay the expenses of:







                  (i) providing all necessary services, including fees and disbursements of counsel, related to the preparation, setting in type, printing and filing of any registration statement and/or prospectus required under the Securities Act of 1933, as amended, or under state securities laws, covering its shares, and all amendments and supplements thereto, the mailing of any such prospectus to existing shareholders, and preparing, setting in type, printing and mailing periodic reports to existing shareholders;

                  (ii) the cost of all registration or qualification fees;

                  (iii) the cost of preparing temporary and permanent share certificates for shares of the Trust;

                  (iv) all the federal and state (if any) issue and/or transfer taxes payable upon the issue by or (in the case of treasury shares) transfer from the Trust to the Distributor of any and all shares distributed hereunder.

         (b) The Distributor agrees that, after the prospectus and periodic reports have been set in type, it will bear the expense of printing and distributing any copies thereof which are to be used in connection with the offering of shares to investors. The Distributor further agrees that it will bear the expenses of preparing, printing and distributing any other literature used by the Distributor or furnished by it for use in connection with the offering of the shares for sale to the public, and any expenses of advertising in connection with such offering. The Distributor will also pay fees for services rendered by the transfer agent on behalf of the Distributor.

         (c) The Trust will be responsible for, and shall pay the expenses of, maintaining shareholder accounts and furnishing or causing to be furnished to each shareholder a statement of his account. Where shares of the Trust are carried for the account of a customer by the Distributor in a broker controlled account together with other assets of the customer, the Trust will be responsible for arid shall pay the Distributor or its affiliate the amount of $10.50 per shareholder account for the Distributor's services in maintaining shareholder accounts and furnishing statements of account with respect to such broker controlled accounts. The $10.50 payment shall be in lieu of all other payments to the Distributor, including any and all out of pocket expenses incurred by the Distributor on behalf of the Trust.

         6. Distributor Is Independent Contractor. Distributor shall be an independent contractor. Distributor is responsible for its own conduct, for the employment, control and conduct of its agents and employees and for injury to such agents or employees or to others through its agents or employees. Distributor assumes full responsibility for its agents and employees under applicable statutes and agrees to pay all employer taxes thereunder.

         7. Term of Contract. This Distribution Agreement shall go into effect on the date hereof and shall continue in effect thereafter for successive periods of one year each if such continuance is approved at least annually thereafter (i) either by an affirmative vote of a majority



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of the outstanding shares of the Trust or by the Board of Trustees of the Trust,
and (ii) in either case by a majority of the Trustees of the Trust who are not interested persons of the Distributor or (otherwise than as Trustees) of the Trust, cast in person at a meeting called for the purpose of voting on such approval. Written notice of discontinuance of this Distribution Agreement may be given by one party hereto to the other not less than sixty (60) days before expiration of its initial term or before the expiration of any succeeding annual period.

          8. Assignment. This Distribution Agreement may not be assigned by the Distributor and shall automatically terminate in the event of an attempted assignment by the Distributor; provided, however, that the Distributor may employ such other person, persons, corporation, or corporations, as it shall determine order to assist it in carrying out this Distribution Agreement.

          9. Indemnification by Distributor. Distributor agrees to indemnify and hold harmless the Trust or any other person who has been, is, or may hereafter be an officer, director or employee of the Trust against any loss, damage or expense reasonably incurred by any of them in connection with any claim or in connection with any action, suit, or proceeding to which any of them may be a party, which arises out of or is alleged to arise out of or is based upon any untrue statement or alleged untrue statement of a material fact, or the omission or alleged omission to state a material fact necessary to make the statements made not misleading, on the part of Distributor or any agent or employee of Distributor or any other person for whose acts Distributor is responsible or is alleged to be responsible, unless such statement or omission was made in reliance upon written information furnished by the Trust. The term "expenses" for purposes of this and the next paragraph includes amounts paid in satisfaction of judgments or in settlements which are made with Distributor's consent. The foregoing rights of indemnification shall be in addition to any other rights to which the Trust or a Trustee may be entitled as a matter of law.

          10. Indemnification by Trust. The Trust agrees to indemnify and hold harmless the Distributor and each person who has been, is, or may hereafter be an officer, director, employee or agent of the Distributor against any loss, damage or expense reasonably incurred by any of them in connection with any claim or in connection with any action, suit or proceeding to which any of them may be a party, which arises out of or is alleged to arise out of or is based upon any untrue or alleged untrue statement of material fact, or the omission or alleged omission to state a material fact necessary to make the statements therein not misleading, contained in a registration statement or prospectus, or any amendment or supplement thereto, unless such statement or omission was made in reliance upon written information furnished by the Distributor. The foregoing rights of indemnification shall be in addition to any other rights to which the Distributor may be entitled as a matter of law. Nothing contained herein shall relieve Distributor of any liability to the Trust or its shareholders to which Distributor would otherwise be subject by reason of willful misfeasance, bald faith, or gross negligence in the performance of its duties or reckless disregard of its obligations and duties hereunder.

         11. Non-exclusive Agreement. The services of the Distributor to the Trust hereunder shall not be deemed to be exclusive, and the Distributor shall be free to (a) render similar services



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to, and act as underwriter or distributor in connection with the distribution of shares of, other investment companies, and (b)engage in any other businesses and activities from time to time.

         12. Amendment. This Distribution Agreement may be amended at any time by mutual agreement in writing of the parties hereto, provided that any such amendment is approved by a majority of the Trustees of the Trust who are not interested persons of the Distributor or by the holders of a majority of the outstanding shares of the Trust.

         13. Governing law. This Agreement shall be construed in accordance with the laws of the Commonwealth of Massachusetts.

         14. Limitation only Liability. The Agreement and Declaration of Trust establishing the Trust, dated December 22, 1980, as amended (the "Declaration"), a copy of which is on file in the Office of the Secretary of the Commonwealth of Massachusetts, provides that the name "Freedom Mutual Fund" refers to the Trustees under the Declaration collectively as Trustees, but not as individuals or personally; and no Trustee, shareholder, officer, employee or agent of the Trust shall be held to any personal liability, nor shall resort be had to their private property for the satisfaction of any obligation or claim otherwise in connection with the affairs of said Trust but the Trust Estate only shall be liable.

         15. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.





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         IN WITNESS WHEREOF,  this Distribution  Agreement has been executed for the Distributors and the Trust by their duly authorized officers, as of the date first set forth above.


   FREEDOM DISTRIBUTORS                      TUCKER ANTHONY INCORPORATED
       CORPORATION


   By:/s/ John Danello                      By: /s/ Arthur E. McCarthy
      ---------------------------               --------------------------
      President                                 Managing Director


   ATTEST:/s/ Maureen M. Renzi              ATTEST:/s/ Maureen M. Renzi
          -----------------------                  -----------------------


   SUTRO & CO., INCORPORATED                FREEDOM MUTUAL FUND


   By:                                      By:/s/ Darlene F. Rego
      ---------------------------              ---------------------------
      Executive Vice President                 Treasurer


   ATTEST:                                  ATTEST:/s/ Maureen M. Renzi
          -----------------------                  -----------------------






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         IN WITNESS WHEREOF,  this Distribution  Agreement has been executed for the Distributors and the Trust by their duly authorized officers, as of the date first set forth above.


   FREEDOM DISTRIBUTORS                      TUCKER ANTHONY INCORPORATED
       CORPORATION


   By:                                       By:
      ---------------------------               --------------------------
      President                                 Managing Director


   ATTEST:                                  ATTEST:
          -----------------------                  -----------------------


   SUTRO & CO., INCORPORATED                FREEDOM MUTUAL FUND


   By: illegible                            By:
      ---------------------------              ---------------------------
      Executive Vice President                 Treasurer


   ATTEST: /s/ Mary Jane Deleney            ATTEST:
          -----------------------                  -----------------------





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